Exhibit 99

REGAL-BELOIT CORPORATION	NEWS RELEASE
FOR RELEASE ON OR AFTER: April 21, 2003
FOR ADDITIONAL INFORMATION CONTACT:
Kenneth F. Kaplan
Vice President, Chief Financial Officer and Secretary
Phone: 608-364-8800
“At the Heart of What Drives Your World.”

Page 1 of 4

REGAL-BELOIT CORPORATION REPORTS

FIRST QUARTER 2003 EARNINGS OF $.24 PER SHARE

April 21, 2003 (Beloit, WI): James L. Packard, Chairman and Chief Executive Officer of REGAL-BELOIT CORPORATION (AMEX:RBC), today reported financial results for the first quarter of 2003.

Net income in the first quarter of 2003 increased 5% to $6.1 million from $5.8 million in the first quarter of 2002 and 33% from $4.6 million in the fourth quarter last year. Earnings per share were $.24 in 2003 compared to $.27 a year ago and $.18 in the fourth quarter of 2002. The Company’s public stock offering of 4.1 million shares in last year’s first quarter accounted for the lower 2003 EPS despite increased 2003 net income.

Net sales of the Company were $153.3 million in the first quarter, a 2% increase from comparable 2002 and a 5% sequential improvement from the fourth quarter of 2002. Sales in the Company’s Mechanical Group were 1% below the first quarter of 2002 and virtually unchanged from the fourth quarter of 2002, while the Electrical Group’s 2003 sales were 3% higher than comparable 2002 and showed a 7% sequential improvement from the fourth quarter last year.

Both Groups showed sequential operating margin improvements in the first quarter of 2003 from the fourth quarter of 2002, the Mechanical Group increasing to 6.1% of sales from 1.9% (4.4% excluding a $1.2 million fourth quarter plant consolidation charge) and the Electrical Group to 7.9% from 7.6%, respectively. Income from operations of the Company was $11.2 million in the first quarter of 2003, a decrease of 11% from comparable 2002, but a 32% increase from the fourth quarter of 2002. The operating margin increase from the fourth quarter was due to a combination of increased sales and higher gross profit margin. (See accompanying financial schedules for segment data.)

The Company’s long-term debt was $223.0 million at March 31, 2003, virtually unchanged from year-end 2002. Cash flow from operations was $6.4 million during the quarter, led by $6.1 million of net income, depreciation of $5.3 million, and $6.6 million of increased current liabilities, partially offset by a $9.5 million increase in accounts receivable due to the 5% sequential sales increase.

“In our 2002 year-end earnings release, we indicated that we did not believe recovery in our markets would commence in the first quarter of this year,” said James Packard, Chairman and CEO. “It did not, though our sales and earnings did improve and were in line with our expectations for the quarter. Economic uncertainty, enhanced by the war in Iraq, continues to keep restraints on the start of economic recovery.”

REGAL-BELOIT CORPORATION	NEWS RELEASE
FOR RELEASE ON OR AFTER: April 21, 2003
FOR ADDITIONAL INFORMATION CONTACT:
Kenneth F. Kaplan
Vice President, Chief Financial Officer and Secretary
Phone: 608-364-8800
“At the Heart of What Drives Your World.”

Page 2 of 4

“Our people are using this time wisely,” Mr. Packard added. “The progress we are making with our many profit improvement initiatives, including plant rationalization programs, new product introductions, sales promotion programs, foreign sourcing and joint ventures, among others, should provide significant benefits in the coming quarters and years.”

“We continue to have optimism that we will see meaningful recovery begin in our markets in 2003. However, in light of the economic news of recent weeks, it is uncertain if we will see such improvement in the second quarter of 2003. Accordingly, we estimate that our second quarter earnings will be in a range of $.24 - $.28 per share.”

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States and Canada, and in Europe and Asia.

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 10:00 AM CDT (11:00 AM EDT) on Monday, April 21, 2003. Interested parties should call 1-800-450-0821 a few minutes before the call is scheduled, referencing the REGAL-BELOIT conference call.

CAUTIONARY STATEMENT

The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this news release may be forward looking statements. Actual results may differ from those contemplated. Forward looking statements involve risks and uncertainties, including but not limited to, the following risks: 1) cyclical downturns affecting the markets for capital goods, 2) substantial increases in interest rates that impact the cost of the Company’s outstanding debt, 3) our success in increasing sales and maintaining or improving the operating margins of our businesses, 4) the availability of or material increases in the costs of select raw materials or parts, 5) actions taken by our competitors, and 6) our ability to satisfy various covenant requirements under our credit facility. Investors are directed to the Company’s documents, such as our Annual Report on Form 10-K and Form 10-Q’s filed with the Securities and Exchange Commission.

# # #

Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8800 ● Fax: 608-364-8818

REGAL BELOIT CORPORATION	NEWS RELEASE
FOR RELEASE ON OR AFTER: April 21, 2003
FOR ADDITIONAL INFORMATION CONTACT:
Kenneth F. Kaplan
Vice President, Chief Financial Officer and Secretary
Phone: 608-364-8800
“At the Heart of What Drives Your World.”

Page 3 of 4

STATEMENTS OF INCOME
In Thousands of Dollars Except Per Share Data	(Unaudited)
	Three Months Ended
	March 31,
	2003	2002
Net Sales	$ 153,324	$ 150,380
Cost of Sales	117,091	114,054
Gross Profit	36,233	36,326
Operating Expenses	24,990	23,765
Income From Operations	11,243	12,561
Interest Expense	1,576	3,469
Interest Income	36	20
Income Before Taxes	9,703	9,112
Provision For Income Taxes	3,635	3,324
Net Income	$ 6,068	$ 5,788
Per Share of Common Stock
Earnings Per Share	$ .24	$ .27
Earnings Per Share – Assuming Dilution	$ .24	$ .27
Cash Dividends Declared	$ .12	$ .12
Average Number of Shares Outstanding	25,025,115	21,663,170
Average Number of Shares – Assuming Dilution	25,204,257	21,758,905

CONDENSED BALANCE SHEETS
In Thousands Of Dollars
	(Unaudited)	(Audited)
	March 31, 2003	December 31, 2002
Assets
Current Assets:
Cash and Cash Equivalents	$ 6,474	$ 5,591
Receivables, less reserves of $1,286 in 2003 and $1,465 in 2002	89,043	79,099
Inventories	138,317	134,037
Other Current Assets	12,089	10,805
Total Current Assets	245,923	229,532
Net Property, Plant and Equipment	173,294	173,740
Goodwill	313,265	313,265
Other Noncurrent Assets	16,432	17,451
Total Assets	$ 748,914	$ 733,988

Liabilities and Shareholder’s Investment
Current Liabilities	$ 80,658	$ 72,127
Long-Term Debt	222,968	222,812
Other Noncurrent Liabilities	60,020	57,626
Shareholders’ Investment	385,268	381,423
Total Liabilities and Shareholders’ Investment	$ 748,914	$ 733,988

REGAL BELOIT CORPORATION NEWS RELEASE
FOR RELEASE ON OR AFTER: April 21, 2003
FOR ADDITIONAL INFORMATION CONTACT:
Kenneth F. Kaplan
Vice President, Chief Financial Officer and Secretary
Phone: 608-364-8800
“At the Heart of What Drives Your World.”

Page 4 of 4

NOTES TO FINANCIAL STATEMENTS

1.

Certain footnotes and other information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from these statements, and therefore these statements should be read in conjunction with the Company’s 2002 Annual Report and Securities and Exchange Commission filings.

2.

The results of operations for the interim periods are not necessarily indicative of the results to be expected for the year. Certain items, such as income taxes, LIFO charges and various other accruals, are included in these statements based on estimates for the entire year.

SEGMENT INFORMATION
In Thousands of Dollars

(Unaudited)
	Mechanical Group		Electrical Group
	Three Months Ended		Three Months Ended
	March 31,		March 31,
	2003	2002	2003	2002
Net Sales	$ 45,675	$ 46,274	$ 107,649	$ 104,106
Income From Operations	$ 2,773	$ 3,806	$ 8,470	$ 8,755